Exhibit 99.1

Cassava Sciences Selects Clinical Research Organization for Phase 3 Clinical Program in Alzheimer’s Disease

-  Selection of Premier Research as CRO Marks Significant Milestone

Toward Initiation of Phase 3  Program of Simufilam in Alzheimer’s Disease -

AUSTIN, Texas – June 21, 2021 – Cassava Sciences, Inc. (Nasdaq: SAVA), a biotechnology company focused on Alzheimer’s disease, today announced the selection of Premier Research International as its clinical research organization (CRO) to help conduct the Phase 3 clinical program of simufilam for Alzheimer’s disease. Consistent with previous guidance, Cassava Sciences plans to initiate this Phase 3 program in the second half of 2021.

“Having completed over 250 clinical studies in neuroscience, we believe Premier Research International understands how to conduct clinical studies in patients with Alzheimer’s disease,” said Remi Barbier, President & CEO of Cassava Sciences.  “With Premier Research as our CRO partner, we now look forward to advance simufilam into Phase 3 clinical testing.”

“Premier Research is pleased to be Cassava Sciences’ CRO of choice for this pivotal program,” said Krista Armstrong, Senior Vice President, Clinical Development Services and Global Head of Neuroscience, Premier Research. “Premier Research has deep experience in conducting complex studies in neuroscience. We look forward to bringing our extensive knowledge and experience in Alzheimer’s disease to Cassava Sciences’ pivotal Phase 3 program of simufilam.”

About Premier Research

Cassava Sciences, Inc.

June 21, 2021

Premier Research, a clinical research and development company, is dedicated to helping biotech, specialty pharma, and device innovators transform life-changing ideas and breakthrough science into new medical treatments. For more information, please visit https://premier-research.com

About Cassava Sciences, Inc.

Cassava Sciences’ mission is to discover and develop innovations for chronic, neurodegenerative conditions. Over the past 10 years, Cassava Sciences has combined state-of-the-art technology with new insights in neurobiology to develop novel solutions for Alzheimer’s disease. For more information, please visit https://www.CassavaSciences.com

For More Information Contact:

Eric Schoen, Chief Financial Officer

eschoen@CassavaSciences.com

(512) 501-2450

Cautionary Note Regarding Forward-Looking Statements: This news release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, relating to: Premier Research’s contributions to or ability to conduct the Company’s Phase 3 clinical program; and the Company’s current intentions to initiate a Phase 3 clinical program in Alzheimer’s disease in 2021. These statements may be identified by words such as “may,” “anticipate,” “believe,” “could,” “expect,” “would”, “forecast,” “intend,” “plan,” “possible,” “potential,” and other words and terms of similar meaning.

Drug development involves a high degree of risk, and historically only a small number of research and development programs result in commercialization of a product. Clinical results from our earlier-stage clinical trials may not be indicative of full results or results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

Such statements are based largely on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to the ability to conduct or complete clinical studies on expected timelines, to demonstrate the specificity, safety, efficacy or potential health benefits of our product candidates, the severity and duration of health care precautions given the COVID-19 pandemic, any unanticipated impacts of the pandemic on our business operations, and including those described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and future reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements contained in this news release.

For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC's website at www.sec.gov.

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